UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): October 30, 2018

CISION LTD.

(Exact Name of Registrant as Specified in Charter)

Cayman Islands (State or Other Jurisdiction of Incorporation)	000-38140 (Commission File Number)	N/A (IRS Employer Identification No.)

130 East Randolph Street, 7th Floor Chicago, Illinois (Address of Principal Executive Offices)	60601 (Zip Code)

Registrant’s telephone number, including area code: 866-639-5087

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13c-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of New Director

On November 1, 2018, Cision Ltd. (the “Company”) issued a press release to announce that its Board of Directors, upon the recommendation of the Corporate Governance and Nominating Committee, appointed Susan Vobejda to serve as a Class II member of the Company’s Board of Directors, effective October 30, 2018, with an initial term to expire at the Company’s 2019 annual meeting of shareholders. In addition, Ms. Vobejda has been appointed to serve on the Corporate Governance and Nominating Committee of the Board of Directors. The appointment of Ms. Vobejda fills the vacancy that has existed on the Board of Directors since the Company’s inception.

Ms. Vobejda will receive annual cash compensation of (i) $40,000 as consideration for her service on the Board of Directors and (ii) $5,000 as consideration for her participation on the Corporate Governance and Nominating Committee of the Board of Directors. Ms. Vobejda will be issued restricted stock units (“RSUs”) in the Company on an annual basis with a then-current fair market value equal to $140,000. On or around the date of Ms. Vobejda’s appointment to the Board of Directors, the Company will issue RSUs to Ms. Vobejda on a prorated basis for the current year. The RSUs will vest on the first anniversary of the issuance, so long as Ms. Vobejda remains on the Board of Directors as of each vesting date. Any unvested RSUs would vest immediately upon a change in control of the Company to a third party. Any unvested RSUs will be automatically forfeited upon Ms. Vobejda’s resignation or removal from the Board of Directors with or without cause. (See the Form of Restricted Stock Unit Agreement filed as Exhibit 10.16 to the Company’s Quarterly Report on Form 10-Q filed with the SEC on November 9, 2017.)

In addition, it is expected that Ms. Vobejda will execute the Company’s standard form of director indemnification agreement. (See the Form of Director and Officer Indemnification Agreement filed as Exhibit 10.11 to the Company’s Current Report on Form 8-K filed with the SEC on July 6, 2017.) There was no arrangement or understanding pursuant to which Ms. Vobejda was appointed as a director, and there are no related party transactions between the Company and Ms. Vobejda that would be required to be reported under Item 404(a) of Regulation S-K.

A copy of the Company’s press release announcing the appointment of Ms. Vobejda to the Board of Directors is attached hereto as Exhibit 99.1, and the information set forth therein is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description

99.1	Press Release, dated November 1, 2018.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 2, 2018

CISION LTD.

By:	/s/ Jack Pearlstein
Name: Jack Pearlstein
Title: Chief Financial Officer